UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 30, 2014, Delek Logistics Partners, LP and all of its subsidiaries (collectively, the “Partnership” and occasionally referred to herein as “we,” “us” and “our”) entered into an amended and restated senior secured revolving credit agreement (the “DKL Credit Facility”) with Fifth Third Bank (“Fifth Third”), as administrative agent, and a syndicate of lenders. The DKL Credit Facility became effective on December 31, 2014 and amends and restates the senior secured credit facility that the Partnership entered into with Fifth Third, as administrative agent, and a subset of the current syndicate of lenders, on July 9, 2013 (the “2013 Facility”). Under the terms of the DKL Credit Facility, among other things, (i) the lender commitments were increased from $400.0 million to $700.0 million and divided into two tranches:  (x) a U.S. dollar-only borrowing tranche in the amount of $620.0 million and (y) a U.S. dollar or Canadian dollar borrowing tranche in the amount of $80.0 million, under which the currency of the loans is at the option of borrower, (ii) the swing line loan sub-limit was increased from $14.0 million to $18.0 million total, allocated between (x) a U.S. dollar-only swing line sub-limit of $12.0 million and (y) a U.S. dollar or Canadian dollar swing line sub-limit of $6.0 million, under which the currency of the swing line borrowings is at the option of the borrower, and (iii) the letter of credit sub-limit was increased from $85.0 million to $100.0 million total, allocated between (x) a U.S. dollar-only letter of credit sub-limit of $65.0 million and (y) a U.S. dollar or Canadian dollar letter of credit sub-limit of $35.0 million, under which the denomination of any letters of credit is at the option of the borrower. The DKL Credit Facility also contains an accordion feature whereby the Partnership can increase the size of the credit facility to an aggregate of $800.0 million, subject to receiving increased or new commitments from lenders and the satisfaction of certain other conditions precedent.

Under the DKL Credit Facility, the maturity date has been extended to December 30, 2019 (previously November 7, 2017). Borrowings denominated in U.S. dollars under the DKL Credit Facility bear interest at either a U.S. dollar prime rate, plus an applicable margin, or a LIBOR rate, plus an applicable margin, at the election of the borrowers. Borrowings denominated in Canadian dollars under the DKL Credit Facility bear interest at either a Canadian dollar prime rate, plus an applicable margin, or a CDOR (Canadian Dealer Offered Rate) rate, plus an applicable margin, at the election of the borrowers. The applicable margin in each case and the fee payable for the unused revolving commitments, varies based upon the Partnership’s most recently available Total Leverage Ratio (as defined in the DKL Credit Facility).

The DKL Credit Facility contains customary affirmative and negative covenants and events of default similar to those in our 2013 Facility. The DKL Credit Facility also amends the two financial covenants contained in the 2013 Facility. Under these newly amended covenants, the Partnership cannot:

•
permit, as of the last day of each fiscal quarter, the ratio of the Partnership’s Total Funded Debt (as defined in the DKL Credit Facility) as of the end of any fiscal quarter to the Partnership’s consolidated EBITDA (as defined in the DKL Credit Facility) for the immediately preceding four fiscal quarter period to be (a) greater than 4.25 to 1.0 (previous ratio was 4.00 to 1.0); provided, during any period in which the Partnership has issued and outstanding senior unsecured notes, the Partnership cannot permit the foregoing ratio to be greater than 5.00 to 1.0 and, further provided (b) during any Temporary Increase Period (as defined in the DKL Credit Facility), greater than 4.75 to 1.0; provided, during any Temporary Increase Period in which the Partnership has issued and outstanding senior unsecured notes, the Partnership cannot permit the foregoing ratio to be greater than 5.50 to 1.0;

•
permit, as of the last day of each fiscal quarter, the ratio of the Partnership’s consolidated EBITDA (as defined in the DKL Credit Facility) for the immediately preceding four fiscal quarter period to the Partnership’s actual cash Interest Expenses (as defined in the DKL Credit Facility) for the same period, to be less than 2.00 to 1.0 (previous ratio was 2.50 to 1.0).

The DKL Credit Facility also adds an additional financial covenant, pursuant to which the Partnership cannot permit, as of the last day of each fiscal quarter, the Partnership’s Senior Leverage Ratio (as defined in the DKL Credit Facility) for the immediately preceding four fiscal quarter period to be greater than 3.50 to 1.0; provided, during any Temporary Increase Period, the Partnership cannot permit the foregoing ratio to be greater than 4.00 to 1.0.

The obligations under the DKL Credit Facility remain secured by a first priority lien on substantially all of the Partnership’s and its subsidiaries’ tangible and intangible assets. Additionally, Delek Marketing & Supply, LLC (“Subsidiary Guarantor”), a subsidiary of Delek US Holdings, Inc. (“Delek US”), continues to provide a limited guaranty of the Partnership’s obligations under the DKL Credit Facility. The Subsidiary Guarantor’s guaranty is (i) limited to an amount equal to the principal amount, plus unpaid and accrued interest, of a promissory note made by Delek US in favor of the Subsidiary Guarantor (the “Holdings Note”) and (ii) secured by the Subsidiary Guarantor’s pledge of the Holdings Note to the lenders under the DKL Credit Facility. As of December 30, 2014, the principal amount of the Holdings Note was $102.0 million, plus interest having accrued since issuance date but remaining unpaid. The Partnership is a subsidiary of Delek US.

The foregoing description is not complete and is qualified in its entirety by reference to the full DKL Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations and warranties of the borrowers in the DKL Credit Facility were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The DKL Credit Facility is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Partnership and its subsidiaries. The representations and warranties made by the borrowers in the DKL Credit Facility may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the DKL Credit Facility provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

10.1
Second Amended and Restated Credit Agreement, dated as of December 30, 2014, among Delek Logistics Partners, LP and each other borrower referenced therein, as borrowers, Fifth Third Bank, as administrative agent, and a syndicate of lenders.

99.1	Press release issued on January 5, 2015, by Delek Logistics Partners, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2015	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1
Second Amended and Restated Credit Agreement, dated as of December 30, 2014, among Delek Logistics Partners, LP and each other borrower referenced therein, as borrowers, Fifth Third Bank, as administrative agent, and a syndicate of lenders.

99.1	Press release issued on January 5, 2015, by Delek Logistics Partners, LP